UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2015

PREMIER BIOMEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54563	27-2635666
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 31374 El Paso, Texas 79930 (Address of principal executive offices) (zip code)

(814) 786-8849 (Registrant’s telephone number, including area code)

___________________________________________________ (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets.

Item 3.02. Unregistered Sales of Equity Securities.

Warrant Exercise

On September 8, 2015, we issued 1,000,000 shares of common stock, restricted in accordance with Rule 144, to Mitchell Felder, one of our directors, upon the exercise of warrants at $0.00001 per share. The issuance was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) of the Securities Act of 1933. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

Advisory Board Warrants

On September 10, 2015, we issued warrants to purchase five hundred thousand (500,000) shares of our common stock to a new member of our Scientific Advisory Board. The exercise price of the warrants is Ten Cents ($0.10) per share. The warrants are vested immediately.

The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the investors are sophisticated and familiar with our operations, and there was no solicitation in connection with the issuance.

Section 9 – Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

None.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Biomedical, Inc.

Dated: September 14, 2015		/s/ William Hartman
	By:	William Hartman
	Its:	President and Chief Executive Officer